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                                                                     EXHIBIT (n)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings New Jersey Insured Fund III, Inc.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-70559 of our report dated January 22, 1999 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 4, 1999